UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SEASONS SERIES TRUST

SUNAMERICA SERIES TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
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(4)	Date Filed:

Seasons Series Trust & SunAmerica Series Trust Proxy Mediant Contact Center Scripting Meeting Date: Thursday, January 19th, 2023 Toll-Free # (888) 264-1224

INBOUND SCRIPTING

GREETING:

Thank you for calling the Seasons Series Trust and SunAmerica Series Trust Proxy information line. My name is {Provide Name}, may I have your name please?

Thank you, Mr./Ms. {Participant Name}. Are you calling regarding the upcoming Joint Special Meeting of Shareholders?

IF YES:

Your Board of Trustees requests your approval on the Proposals.

Your Board of Trustees respectfully requests your approval on the proposals. Would you like to vote as requested by your Board of Trustees?

IF YES:

Thank you. For the record, would you please state your full name and mailing address? Again, my name is {Provide Name}, a representative on behalf of Seasons Series Trust and SunAmerica Series Trust.

Today’s date is {DATE} and the time is {TIME} Eastern Time.

Mr./Ms. {Participant Name}, I have recorded your vote(s) in accordance with your Board’s request.

If you wish to make any changes you may contact us by calling (888) 264-1224.

Thank you very much for your participation and have a great day/evening.

IF NO TO VOTING WITH THE BOARD’S RECOMMENDATIONS:

How would you like to cast your vote(s) on the proposals? You may vote FOR, AGAINST, or ABSTAIN on the non-Trustee Proposals and FOR or WITHHOLD for the individual TRUSTEES.

Seasons Series Trust & SunAmerica Series Trust Proxy Mediant Contact Center Scripting Meeting Date: Thursday, January 19th, 2023 Toll-Free # (888) 264-1224

Proposal 1:    To Elect (6) Trustees to the Board of each Trust:

(01) Tracey C. Doi	(02) John T. Genoy
(03) Jane Jelenko	(04) Charles H. Self III
(05) Martha B. Willis	(06) Bruce Willison

(With respect to each Trust, to be voted on by all shareholders of the Portfolios of the Trust, voting together)

Proposal 2:    To approve a new investment advisory and management agreement between SunAmerica and each Trust, on behalf of each of its respective Portfolios, and to approve any future investment advisory and management agreements between SunAmerica and each Trust, each to take effect upon a Change of Control Event resulting from the Separation Plan (With respect to each Portfolio, to be voted on by shareholders of the Portfolio, voting separately);

Proposal 3:     To approve a modified “manager-of-managers” structure for each Portfolio (With respect to each Portfolio, to be voted on by shareholders of the Portfolio, voting separately); and

Proposal 4:     To approve an amendment to the fundamental investment restriction regarding concentration for each of the SA Franklin Systematic U.S. Large Cap Value Portfolio, the SA Fidelity Institutional AM® Real Estate Portfolio, the SA Large Cap Index Portfolio and the SA DFA Ultra Short Bond Portfolio (To be voted on by shareholders of the SA Franklin Systematic U.S. Large Cap Value Portfolio, the SA Fidelity Institutional AM® Real Estate Portfolio, the SA Large Cap Index Portfolio and the SA DFA Ultra Short Bond Portfolio only, voting separately by each such Portfolio).

Seasons Series Trust & SunAmerica Series Trust Proxy Mediant Contact Center Scripting Meeting Date: Thursday, January 19th, 2023 Toll-Free # (888) 264-1224

IF NO TO VOTING AT ALL:

Are there any questions regarding the proposals being voted on that I can help answer so that you may participate in the vote today?

If a non-proxy related question, respond:

Mr./Ms. {Provide Name}. I apologize as the proxy administrator I do not have access to that information. If you have account specific questions, you may call Corebridge Financial directly at (800) 445-7862.

Seasons Series Trust & SunAmerica Series Trust Proxy Mediant Contact Center Scripting Meeting Date: Thursday, January 19th, 2023 Toll-Free # (888) 264-1224

INBOUND – PRE-EVENT CLOSED MESSAGE

“Thank you for calling the Seasons Series Trust and SunAmerica Series Trust Proxy Information line. This line will open after 9 a.m. Eastern Time on Monday November 14th. Please call back then. Thank you. “

INBOUND - CLOSED MESSAGE

“Thank you for calling the Mediant Proxy Information Line on behalf of Seasons Series Trust and SunAmerica Series Trust. Our offices are now closed. Please call us back during our normal business hours which are, 6:00 a.m. and 3:00 p.m. Pacific Time or 9:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday. Thank you.”

INBOUND - CALL IN QUEUE MESSAGE

“Thank you for calling the Mediant Proxy Information Line on behalf of Seasons Series Trust and SunAmerica Series Trust. Our representatives are currently assisting other policy owners.

Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”

INBOUND – END OF CAMPAIGN MESSAGE

“Thank you for calling the Mediant Proxy Information Line on behalf of Seasons Series Trust and SunAmerica Series Trust. The Joint Special Meeting of Shareholders has been held and as a result, this toll-free number is no longer in service.

If you have questions about your SunAmerica policy, please contact SunAmerica directly at (800) 445-7862.

Thank you.”

Seasons Series Trust & SunAmerica Series Trust Proxy Mediant Contact Center Scripting Meeting Date: Thursday, January 19th, 2023 Toll-Free # (888) 264-1224

Prompt Name	Prompt Language
Main Prompt	“Thank you for calling the Seasons Series Trust and SunAmerica Series Trust proxy information line.”
Main Menu	“If you have your control number from the material you received and would like to vote your proxy, please press 1. To speak with a proxy specialist, please press 2.”
Transfer Message	“Please hold while your call is transferred.”
Line is Recorded	“This call may be recorded for quality assurance.”
Closed Message	“Our offices are now closed. Please call back during the hours of 6:00 a.m. and 3:00 p.m. Pacific Time or 9:00 a.m. and 6:00 p.m. Eastern Time, Monday through Friday to speak with a representative.”